CONSULTING AGREEMENT

CONSULTING AGREEMENT, made this 29 day of May, 2007 by and between Accoona Corp., a Delaware corporation (the "Company"), and KOSAI INTERNATIONAL LIMITED [or K.I.L. a consulting firm] (hereby the "Consultant").

WITNESSETH

WHEREAS, Company wishes to retain Consultant to provide consulting services to Company as set forth herein;

WHEREAS, Consultant wishes to be so retained by Company; and

WHEREAS, contemporaneously herewith Consultant is entering into an Agreement to Protect Confidential Information, Assign Inventions, and Prevent Unfair Solicitation (which by this reference is hereby incorporated in this Agreement and made a part of this Agreement as if set forth in full) and it is a condition to Company entering into this Agreement that Consultant do so.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Upon the terms and subject to the conditions contained herein, Company hereby retains Consultant as a consultant to Company, and in such capacity, Consultant shall provide the services set forth on Schedule A hereto (the "Services", and which Services shall include such deliverables, if any, as set forth on said Schedule A). Consultant hereby accepts such consultancy and agrees to provide such services under the terms and conditions specified in this Agreement.

2. The term of this Agreement (the "Term") shall commence on the date hereof and shall continue until the first to occur of the following events (i) the death of Consultant, (ii) the disability of Consultant such that Consultant is unable to perform his duties under this Agreement for a continuous period of 30 days [completion of the Services], (iii) up to 6 months from the date of execution and delivery of this Agreement by Consultant; (iv) the termination of this Agreement by the Company for "cause" (as defined below), or (v) the Company terminates this Agreement for any other reason by providing at least 10 days' prior written notice to Consultant of its intent to so terminate this Agreement.

The term "cause" when used herein means, termination by the Company of the consulting relationship hereunder of Consultant by reason of Consultant's (1) intentional failure to perform reasonably assigned duties pursuant to this Agreement, (2) dishonesty or willful misconduct in the performance of his duties, (3) involvement in a transaction which is materially adverse to the Company, (4) breach of fiduciary duty involving personal profit, (5) willful violation of any law, rule, regulation or court order (other than misdemeanor traffic violations

and misdemeanors not involving misuse or misappropriation of money or property), (6) commission of an act of fraud or intentional misappropriation or conversion of any asset or opportunity of the Company, or (7) material breach of any provision of this Agreement or any other written agreement between the Optionee and the Company, in each case as determined in good faith by the Board, whose determination shall be final, conclusive and binding on all parties.

3. Consultant agrees to provide the Services at such times and places, in person or, when appropriate, by telephone or email, as may be requested by the Company in good faith. The parties agree that Consultant shall generally devote approximately 5 days per week of his business time (his time on a full-time basis) to the performance of his duties under this Agreement. Subject to paragraph 5 hereof, Consultant shall perform its obligations under the direction of the Company.

4.

(a) As consideration to Consultant for entering into this Agreement and performing his obligations hereunder, the Company shall pay Consultant on a daily basis at the rate of USD 1,113 per day. At the end of the assignment or at the end of the current year a 10% adjustment will be paid on all worked days. Additionally a bonus of up to 40% of the basic rate plus the 10% mentioned earlier will be paid if justified by performances. The foregoing shall constitute full consideration for Consultant entering into and performing this Agreement and Consultant shall not be entitled to any other consideration or compensation. As a condition to each payment, Consultant shall provide an invoice in such form as the Company shall reasonably require.

(b) Consultant shall be entitled to be reimbursed for all reasonable out-of-pocket expenses incurred in performing the Services, which reimbursement shall be in accordance with the Company's policies with respect to reimbursement of expenses as in effect from time to time. Notwithstanding the foregoing, in no event shall Consultant incur any expenses in excess of $500 without the prior written approval of the Company.

5. The relationship between Consultant and Company shall be one of an independent contractor, and nothing herein shall create a relationship of employer/employee, partners, or joint venturers or make any party hereto an agent of any other party hereto. This Agreement is not authority for Consultant to act for the Company as its agent or make commitments for the Company. Consultant will not be eligible for any employee benefits, nor will the Company make deductions from fees to the consultant for taxes, insurance, bonds or the like. Consultant retains the discretion in performing the tasks assigned within the scope of work specified.

6. Each party hereby represents and warrants to the other party that it has full power and authority to enter into this Agreement and that its execution, delivery and performance of this Agreement does not and will not conflict with or cause a violation, breach or default of or under any agreement or policy to which such party is a party or subject or any fiduciary duty of such party with or to any third party.

7. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York without giving effect to its conflict of laws rules. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in New York City and they hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts in the Southern District of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement. Each party hereby consents to the service of process in any action or legal proceeding hereunder by means of registered or certified mail, return receipt requested, in care of the address set forth herein or such other address as the undersigned shall furnish in writing to the other as provided in this Agreement.

8. This Agreement may be amended, modified or superseded, and any of the terms hereof may be waived, only by a written instrument executed by the parties hereto.

9. This Agreement is intended by the parties as a final expression of their agreement with respect to the subject matter hereof and is intended as a complete and exclusive statement of the terms and conditions thereof and supersedes and replaces all prior negotiations and agreements between the parties hereto, whether written or oral, with respect to the subject matter hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

10. The obligation of Consultant to render services hereunder are of a personal nature and in no event may Consultant assign, delegate or otherwise transfer any of his obligations hereunder.

11. The terms of Sections 5, 6, 7, 8, 9, 10, 11, and 12 shall survive the termination of this Agreement.

12. Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or mailed by first class registered mail, return receipt requested, or by commercial courier or delivery service, or by facsimile, addressed to the parties at the addresses set forth below (or at such other address as any party may specify by notice to the other party given as aforesaid):

(a) if to Company, to it at:

Accoona Corp.
101 Hudson Street
Jersey City, NJ 07302
Attention: Chief Executive Officer
Telecopy: ______________

(b) if to Consultant, to him or her at:

KOSAI INTERNATIONAL Limited
Unit 1411 , 14/F
LIPPO SUN PLAZA
28 Canton Road
T.S.T., Kowloon, Hong Kong
China
Business Registration No: 34296615
Attention: Chairman
Telephone: +852 9753 0484

and/or to such other persons and addresses as any party shall have specified in writing to the other by notice as aforesaid.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first set forth above.

ACCOONA CORP

By:____________________________

CONSULTANT

For and on behalf
KOSAI INTERNATIONAL LIMITED
高 世 國 際 有 限 公 司

Authorized Signature(s)

By: Sumin LOO________________________

Director, Kosai International Limited_

NY447939.1
20555210001
05/18/2007 amr